UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2011

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective June 30, 2011, the Board of Directors of Sara Lee Corporation ("Sara Lee") approved amendments (the "Amendments") to the Bylaws of Sara Lee. The following is a summary of the Amendments:

• Section 2 of Article I has been amended to clarify that a special meeting of stockholders will not be convened if the sole item for consideration at the meeting is identical or substantially identical to an item of business that (i) was presented at a stockholder meeting held by Sara Lee in the prior 12 months, or (ii) will be presented at a Sara Lee stockholder meeting that has been called but not yet held;

• Section 10(a) of Article I has been amended to delete a provision stating that if the size of the Board is increased, stockholders generally have 10 days from the date the increase in the size of the Board is publicly announced to nominate a director for the newly created seat; and

• Section 2 of Article II has been amended to clarify that, in calculating whether a director nominee has received a majority vote for election to the Board, "abstentions" and "broker non-votes" are not counted as a vote either "for" or "against" that director nominee's election.

The foregoing is a summary of the Amendments. This summary is qualified in its entirety by reference to the Bylaws, as amended and restated and filed as Exhibit 3(b) attached hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

July 1, 2011	By:	Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities

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Exhibit Index

Exhibit No.	Description

3.(b)	Bylaws - amended June 30, 2011